FOR IMMEDIATE RELEASE

Investor Contact:	Media Contact:
Robert S. Schneider	Maria F. Slippen
914-749-8502	914-749-8511
rschneider@usi.biz	maria.slippen@usi.biz
USI HOLDINGS CORPORATION STOCKHOLDERS
ADOPT MERGER AGREEMENT
Briarcliff Manor, New York — March 29, 2007 — USI Holdings Corporation (NASDAQ: USIH) announced today that its stockholders have adopted the Agreement and Plan of Merger, dated as of January 15, 2007, by and among Compass Acquisition Holdings Corp., a corporation controlled by private equity funds sponsored by Goldman, Sachs & Co. (“Compass Acquisition”), Compass Merger Sub Inc., a wholly-owned subsidiary of Compass Acquisition, and the Company. The merger agreement was adopted by holders of a majority of the outstanding shares of common stock of the Company.
The result of the stockholder vote satisfies a condition to the closing of the proposed merger. The Company currently expects the transaction to be completed on or about April 30, 2007, subject to satisfaction or waiver of the other closing conditions.
About USI Holdings Corporation
Founded in 1994, USI is a leading distributor of insurance and financial products and services to businesses throughout the United States. USI is headquartered in Briarcliff Manor, NY, and operates out of 66 offices in 18 states. Additional information about USI may be found at www.usi.biz.
Forward Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by words such as “expects”, “anticipates”, “intends”, “plans”, “believes”, “seeks”, “estimates”, “will” or words of similar meaning and include, but are not limited to, statements about the anticipated closing of the merger and the expected future business and financial performance of USI resulting from and following the acquisition. These statements are based on management’s current expectations and are inherently subject to uncertainties and changes in circumstances. Detailed information about the factors that could cause actual results to differ materially from those described in the forward-looking statements is contained in USI’s filings with the SEC. All forward-looking statements included in this press release are made only as of the date of this press release, and USI does not undertake any obligation to publicly update or correct any forward-looking statements to reflect events or circumstances that subsequently occur or of which USI hereafter becomes aware.